UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway
New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement Amendment

As previously disclosed, on July 23, 2023, Rithm Capital Corp. (“Rithm”) entered into an Agreement and Plan of Merger (including the schedules and exhibits thereto, and as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated October 12, 2023 (the “ First Amendment”), the “Merger Agreement”), by and among Rithm, Sculptor Capital Management, Inc., a Delaware corporation (“Sculptor”), Sculptor Capital LP, a Delaware limited partnership and subsidiary of Sculptor (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and subsidiary of Sculptor (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and subsidiary of Sculptor (“Advisors II LP” and, collectively with Capital LP and Advisors LP, the “Operating Partnerships” and each an “Operating Partnership”), Calder Sub, Inc., a Delaware corporation and subsidiary of Rithm (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub III” and, collectively with Merger Sub I, Merger Sub II and Merger Sub Inc., the “Merger Subs”). The Merger Agreement provides for, among other things, upon the terms and subject to the conditions set forth therein, (i) the merger of Merger Sub Inc. with and into Sculptor, with Sculptor surviving such merger as the surviving corporation (the “Public Merger”), (ii) the merger of Merger Sub I with and into Capital LP, with Capital LP surviving such merger as the surviving partnership (“LP Merger I”), (iii) the merger of Merger Sub II with and into Advisors LP, with Advisors LP surviving such merger as the surviving partnership (“LP Merger II”), and (iv) the merger of Merger Sub III with and into Advisors II LP, with Advisors II LP surviving such merger as the surviving partnership (“LP Merger III” and, collectively with LP Merger I and LP Merger II, the “LP Mergers,” and the LP Mergers, collectively with the Public Merger, the “Mergers” and collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 26, 2023, Rithm, Merger Subs, Sculptor and the Operating Partnerships entered into Amendment No. 2 to the Merger Agreement (the “Second Amendment”).

Effect of Public Merger on Capital Stock

Under the terms of the Second Amendment, Rithm, the Merger Subs, Sculptor and the Operating Partnerships have agreed, on the terms and subject to the conditions set forth in the Merger Agreement (as amended by the Second Amendment), to increase the Public Merger Consideration (as defined below) to be paid by Rithm for the Class A Common Stock, $0.01 par value per share, of Sculptor (“Company Class A Common Stock”, and together with each share of Class B common stock, $0.01 par value per share, of Sculptor, the “Sculptor Common Stock”), from the dollar amount of $12.00 per share of Company Class A Common Stock, without interest, to the dollar amount of $12.70 per share of Company Class A Common Stock, without interest (the “Public Merger Consideration”).

Effect of LP Mergers on Operating Partnership Units

Under the terms of the Second Amendment, Rithm, the Merger Subs, Sculptor and the Operating Partnerships have agreed, on the terms and subject to the conditions set forth in the Merger Agreement (as amended by the Second Amendment), to increase the LP Merger Consideration (as defined below) to provide that each holder of Operating Partnership units is entitled to receive an amount in cash equal to the applicable per-unit amount that a holder of such unit of the applicable Operating Partnership is entitled to receive in a liquidity event pursuant to the terms of each of the limited partnership agreements of the Operating Partnerships (where the aggregate amount payable by the Operating Partnerships is $177,856,138, instead of $173,104,681 in the Merger Agreement (as amended by the First Amendment)), payable to the holder thereof, without interest (the “LP Merger Consideration”). The LP Merger Consideration equates to approximately $7.33, instead of approximately $7.13 in the Merger Agreement (as amended by the First Amendment), for each Class A common unit of the Operating Partnerships (the “LP Class A Units”) and Class A-1 common unit of the Operating Partnerships (the “LP Class A-1 Units”) and, consistent with the original Merger Agreement, $0 for each Class E common unit of the Operating Partnerships, Class P common unit of the Operating Partnerships and Class P-4 common unit of the Operating Partnerships.

Waiver of Client Consent Condition

The Second Amendment waives the condition requiring the receipt of consent of investment funds or other vehicles managed by Sculptor and its subsidiaries representing at least 85% of such parties' run rate revenue to the “assignment” (as defined in the Investment Advisers Act of 1940) of their client contracts, so long as Closing occurs on or prior to November 17, 2023.

Termination Fee; Expense Reimbursement

Additionally, the Second Amendment increases the termination fee payable by Sculptor to Rithm in certain circumstances pursuant to the Merger Agreement (the “Company Termination Fee”). Under the terms of the Second Amendment, the Company Termination Fee has been increased from the dollar amount of $20,307,196 to the dollar amount of $22,426,831 (net any payment of Rithm expenses). The Second Amendment also increases the cap on the amount of Rithm expenses that Sculptor is required to reimburse in certain circumstances from the dollar amount of $5,415,252 to the dollar amount of $5,677,679.

Other than as expressly modified pursuant to the Second Amendment, the Merger Agreement remains in full force and effect as originally executed on July 23, 2023, as amended by the First Amendment. The original Merger Agreement was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Rithm on July 24, 2023 (the “July 8-K”). The First Amendment was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Rithm on October 12, 2023 (the “October 8-K”).

The foregoing description of the Merger Agreement, the First Amendment, the Second Amendment, the Mergers and the other Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the July 8-K and is incorporated herein by reference, the full text of the First Amendment, a copy of which was filed as Exhibit 2.1 to the October 8-K and is incorporated herein by reference, and the full text of the Second Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Second Amendment has been attached to provide investors with information regarding its terms. Further, the Second Amendment should not be read alone but should be read in conjunction with the Merger Agreement and the First Amendment, each of which it amends, and with the other information regarding the Merger Agreement, the First Amendment, the Transactions, Rithm, Sculptor, their respective affiliates and their respective businesses that is contained in, or incorporated by reference into, the definitive proxy statement that has been filed with the SEC by Sculptor in connection with the Transactions, as supplemented from time to time, as well as in the Forms 10-K, Forms 10-Q and other filings that Rithm or Sculptor files or furnishes with the SEC.

References to the Merger Agreement from and after the entry into the Second Amendment on October 26, 2023 refer to the Merger Agreement as amended by the Second Amendment.

Transaction Support Agreement

In connection with entering into the Second Amendment, on October 26, 2023, Rithm entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with each of Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor, Zoltan Varga and the other signatories party thereto (other than Rithm, each, a “Specified Stockholder” and collectively, the “Specified Stockholders”), each a stockholder of Sculptor and/or a unitholder of the Operating Partnerships.

Under the terms of the Transaction Support Agreement each Specified Stockholder has agreed, among other things, to vote all shares held by such Specified Stockholder in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Public Merger (the “Company Stockholder Approval”), at any meeting of the stockholders of Sculptor and in favor of any other transactions or matters expressly contemplated by the Merger Agreement and against any alternative acquisition proposals. The Specified Stockholders also agreed not to transfer or otherwise dispose of any Sculptor Common Stock or other securities of Sculptor or its subsidiaries, other than certain permitted transfers, during the term of the Transaction Support Agreement. As of the date hereof, the Specified Stockholders collectively control approximately 15.2% of the voting power in connection with the Company Stockholder Approval.

Rithm and each of the Specified Stockholders have also agreed, effective as of the consummation of the Transactions (the “Closing”), on behalf of themselves and their respective affiliates and representatives, to release and waive any actual, potential or threatened claim (“Claims”) which such releasing party ever had, has, can have, or might have against any of the parties to the Transaction Support Agreement and any of their respective affiliates and representatives arising out of, relating to, based upon or resulting from, directly or indirectly, any act, omission or state of facts taken or existing at any time at or prior to the Closing, subject to certain exceptions. Furthermore, the Specified Stockholders have authorized and directed counsel for the Specified Stockholders to sign a stipulated order dismissing with prejudice the Claims raised by the Specified Stockholders in the matter captioned In re Sculptor Capital Management, Inc. Stockholder Litigation, C.A. No. 2023-0921-SG (Del. Ch.) and have agreed to withdraw any demands under Section 220 of the General Corporation Law of the State of Delaware, and to not commence any proceeding or pursue any Claims relating to the Transactions prior to the Closing.

Pursuant to the Transaction Support Agreement, Rithm has agreed to make certain changes to the management arrangements of Mr. Levin and thereafter not to enter into any amendment, change, modification, waiver or other understanding that is more favorable in any respect to Mr. Levin with respect to his compensation or other terms of employment that would become effective on or prior to March 30, 2025 (any such action, a “Prohibited CIO Compensation Change”). In the event that a Prohibited CIO Compensation Change has occurred, subject to certain notice and cure period requirements, Rithm would be required to pay the Specified Stockholders certain agreed liquidated damages (the “Liquidated Damages”). The payment of the Liquidated Damages, if paid, are the sole and exclusive remedy of the Specified Stockholders against Rithm for any Claims relating to the Prohibited CIO Compensation Change or any other breach or alleged breach of the Prohibited CIO Compensation Change restrictions in the Transaction Support Agreement arising on or prior to the date of the payment of such Liquidated Damages.

Rithm has agreed to pay the Specified Stockholders $5.5 million as expense reimbursement. Rithm has also agreed, effective as of the Closing, to guaranty to each Specified Stockholder the payment of any amounts that become due and payable by Sculptor to such Specified Stockholder pursuant to the terms of the First Amended and Restated Tax Receivable Agreement, dated as of January 12, 2009, as amended, by and among Sculptor, the Specified Stockholders and the other parties thereto (the “TRA Guaranty”).

Solely to the extent occurring prior to the Closing, the Transaction Support Agreement shall terminate upon the earliest to occur of, among other things, (i) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (ii) the mutual written consent of Rithm and the Specified Stockholders (or, with respect to a particular Specified Stockholder, the mutual written consent of Rithm and such Specified Stockholder), (iii) any amendment to the Merger Agreement without the prior written consent of the Specified Stockholders if such amendment (x) reduces the amount of, or alters the form of, the consideration to be paid to the Specified Stockholders, (y) extends the end date of the Merger Agreement or (z) would reasonably be expected to be materially adverse to any Specified Stockholder in its capacity as such, (iv) any Prohibited CIO Compensation Change (as defined below), (v) any agreements, arrangements or understandings are entered into by Sculptor or Rithm with Sculptor’s named executive officers other than James Levin, subject to certain exceptions, or (vi) Rithm withholds, withdraws, modifies or qualifies or proposes to withhold, modify or qualify the validity of the TRA Guaranty (as defined below). Additionally, the obligations of the Specified Stockholders to vote in favor of the Company Stockholder Approval shall terminate upon the receipt of the Company Stockholder Approval or the failure to receive the Company Stockholder Approval which does not result in the termination of the Merger Agreement pursuant to and in compliance with the terms therein (other than in connection with an adjournment or postponement of the stockholders meeting).

The foregoing description of the Transaction Support Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 27, 2023, Rithm and Sculptor issued a joint press release in connection with the Second Amendment and the Transaction Support Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated by reference into this Item 7.01.

The information contained in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing filed by Rithm under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report on Form 8-K with respect to the press release is not intended to, and does not, constitute a determination or admission by Rithm that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Rithm.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K and the exhibits hereto may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Transactions. All statements, other than statements of current or historical fact, contained in this Current Report on Form 8-K may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond Rithm’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report on Form 8-K. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rithm’s and Sculptor’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on both companies’ websites (www.rithmcap.com and www.sculptor.com).

Factors which could have a material adverse effect on Rithm’s and Sculptor’s operations and future prospects include, but are not limited to, the following risks relating to the Transactions, including in respect of the satisfaction of closing conditions to the Transactions on a timely basis or at all, including the ability to obtain the Company Stockholder Approval; unanticipated difficulties and/or expenditures relating to the Transactions and any related financing; uncertainties as to the timing of the Transactions; litigation related to, or other challenges to, the Transactions; the impact of the Transactions on each company’s business operations (including the threatened or actual loss of employees, clients or suppliers); the inability to obtain, or delays in obtaining cost savings and synergies from the Transactions; incurrence of unexpected costs and expenses in connection with the Transactions; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions. In addition, the risks to which Sculptor’s business is subject, including those risks described in Sculptor’s periodic reports filed with the SEC, could adversely affect the Transactions and, following the completion of the Transactions, our operations and future prospects.

New risks and uncertainties emerge from time to time, and it is not possible for Rithm to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and Rithm expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1
Amendment No. 2 to Agreement and Plan of Merger, dated as of October 26, 2023, by and among Rithm Capital Corp., Calder Sub, Inc., Calder Sub I, LP, Calder Sub II, LP, and Calder Sub III, LP, Sculptor Capital Management, Inc., Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP.

10.1
Transaction Support Agreement, dated as of October 26, 2023, by and among Rithm Capital Corp., Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor, Zoltan Varga and the other stockholders named therein.*

99.1	Joint Press Release, dated as of October 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

By:/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Accounting Officer

Dated: October 27, 2023